UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 7th, 2020

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

c/o David E. Price, Esq.

#3 Bethesda Metro Center – Suite 700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

(800) 608-6432

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement.

On August 7th and 11th, 2020, the Company executed Securities Purchase Agreement of convertible debentures (“Convertible Debentures”), and ancillary agreements with YAII PN, Ltd., and Mr. Shmuel Yannay (collectively, the “Investors”) in the aggregate amount of $300,000 (the “Agreements”). Per the terms of the Agreements, the Convertible Debentures have a maturity date of August 7, 2022 (“Maturity Date”) and accrue annual interest at a rate of 10%.

The Convertible Debentures are convertible by the Investors into common stock of the Company, at their discretion, at the lower of a fixed price of $0.102 (the “Fixed Conversion Price”) or 80% of the lowest volume weighted average price (“VWAP”) of the Company’s common stock during the 10 trading days immediately preceding the conversion date (the “Market Conversion Price”).

Prior to the Maturity Date of the Convertible Debentures, provided that the VWAP of the Company’s common stock is below the Fixed Conversion Price and there is no Equity Conditions Failures as defined in the Agreements, the Company at its option, has the right to redeem in cash in part or in whole, the amounts outstanding under the Convertible Debentures plus a redemption premium equal to 10% of the amount being redeemed plus outstanding and accrued interest.

Pursuant to the Agreements we also issued to the Investors warrants to purchase 750,000 shares of the Company’s common stock at an exercise price of $0.20 for a period of 5 years.

Pursuant to the Agreements, we shall use the net proceeds for immediate cash infusion for ordinary working capital purposes. The Agreement does not contain any right of first refusal, participation rights or penalties. YAII PN Ltd. has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time.

The foregoing is a summary description of certain terms of the Agreements. For a full description of all terms, please refer to the copy of the Agreements which are filed herewith as Exhibits 10.1 et seq. to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the listed Agreements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Convertible Debenture of August 7th, 2020 with YAII PN Ltd.

10.2	Securities Purchase Agreement of August 7th, 2020 with YAII PN Ltd.

10.3	Warrant Agreement of August 7th, 2020 with YAII PN Ltd.

10.4	Board of Director’s Resolution of August 11th, 2020.

10.5	Convertible Debenture of August 7th, 2020 with Shmulik Yannay

10.6	Securities Purchase Agreement of August 7th, 2020 with Shmulik Yannay

10.7	Warrant Agreement of August 7th, 2020 with YAII PN Ltd.

10.8	Board of Director’s Resolution of August 11th, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14th, 2020

SEEDO CORP.

S/
By:	David Grossman, CEO

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